UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2006

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2006, Prosperity Bancshares, Inc., a Texas corporation and the parent company of Prosperity Bank, El Campo, Texas (“Prosperity”), acquired (the “Merger”) SNB Bancshares, Inc., a Texas corporation and the parent company of Southern National Bank of Texas, Sugar Land, Texas (“SNB Bancshares”), pursuant to the terms of an Agreement and Plan of Reorganization dated November 16, 2005 between Prosperity and SNB Bancshares. Immediately after the Merger, SNB Bancshares’ wholly-owned subsidiary, SNB Corporation, was merged with and into Prosperity’s wholly-owned subsidiary, Prosperity Holdings of Delaware, LLC and immediately thereafter, Southern National Bank of Texas was merged with and into Prosperity Bank.

In connection with the Merger, Prosperity issued approximately 4,450,000 shares of its common stock and paid approximately $93.3 million in cash to shareholders of SNB Bancshares in exchange for all outstanding shares of SNB Bancshares common stock and Class B stock. In addition, options to acquire shares of SNB Bancshares common stock granted under SNB Bancshares’ stock option plan were converted into an aggregate of approximately 468,000 options to purchase shares of Prosperity common stock and approximately $4,113,000 in cash.

The press release issued by Prosperity announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On January 19, 2006, Prosperity Bank and Harvey E. Zinn entered into an employment agreement to become effective upon the effective time of the Merger. Prior to consummation of the Merger, the parties agreed to terminate such employment agreement, which had not yet become effective. Instead, the parties agreed that Mr. Zinn would enter into a Services and Support Agreement with SNB Bancshares and execute a Non-Competition and Confidentiality Agreement in favor of Prosperity and Prosperity Bank.

Pursuant to the Non-Competition and Confidentiality Agreement executed by Mr. Zinn and delivered to Prosperity and Prosperity Bank, Mr. Zinn agreed that for a period of three (3) years following the effective time of the Merger, he will not, among other things, directly or indirectly, (i) compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding any Prosperity banking center, or any other banking center operated or owned directly or indirectly by Prosperity, in a business similar to that of Prosperity, (ii) call on, service or solicit competing business from former customers of SNB Bancshares or its subsidiaries or customers of Prosperity or its subsidiaries or (iii) call on, solicit or induce any employee of Prosperity whom Mr. Zinn had contact with, knowledge of or association with to terminate their employment from Prosperity or its affiliates.

The Services and Support Agreement provides that, effective as of the effective time of the Merger, Mr. Zinn will be appointed to serve as a director of Prosperity Bank and to serve in the non-employee position of Chairman, Houston Area. As a director of Prosperity Bank, Mr. Zinn will be actively involved with Prosperity Bank and will maintain a presence at the former Sugar Land, Texas banking center of Southern National Bank of Texas, as well as the other former banking centers of Southern National Bank of Texas. The Services and Support

Agreement also provides for the termination of Mr. Zinn’s employment with SNB Bancshares and the employment agreement dated as of July 20, 2004 between Mr. Zinn and SNB Bancshares at the effective time of the Merger, in consideration for a cash payment of $902,700 to be made to Mr. Zinn.

The foregoing summaries of the Non-Competition and Confidentiality Agreement and the Services and Support Agreement are not complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K:

2.1	Agreement and Plan of Reorganization, dated as of November 16, 2005, by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 17, 2005).

10.1	Non-Competition and Confidentiality Agreement dated as of March 31, 2006.

10.2	Services and Support Agreement dated as of March 31, 2006.

99.1	Press Release issued by the Company dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: April 6, 2006	By:	/s/ James D. Rollins III
James D. Rollins III Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of November 16, 2005, by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 17, 2005).

10.1	Non-Competition and Confidentiality Agreement dated as of March 31, 2006.

10.2	Services and Support Agreement dated as of March 31, 2006.

99.1	Press Release issued by the Company dated April 3, 2006.